Exhibit 99.1

AvidXchange Announces Third Quarter 2024 Financial Results

•
Q3'24 financial results highlight significant year-over-year gross margin and operating margin expansion driven by strong revenue growth, unit cost efficiencies and operating expense leverage
•
$25.1 million of the $100 million share repurchase program executed in the third quarter of 2024
•
Sustaining a strong balance sheet with cash and marketable securities of $394.3 million while extinguishing pre-existing term debt and establishing a new larger credit facility
•
Strong Q3'24 financial results drive upward revision in 2024 revenue and adjusted EBITDA outlook

Charlotte, N.C. – November 6, 2024 – AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (AP) automation software and payment solutions for middle market businesses and their suppliers, today announced financial results for the third quarter ended September 30, 2024.

“We delivered solid third quarter 2024 results as measured by virtually every key metric. Starting with year over year revenue growth, which rose by 14.3%, non-GAAP gross margin and adjusted EBITDA margin came in at 74.5% and 20.7%, respectively. Both the non-GAAP gross margin and adjusted EBITDA margin in the quarter were at the top-end or exceeded the range/targets laid out during the Company’s June 1, 2023 Investor Day. Meanwhile, net cash from operating activities was up more than four-fold to $24.6 million as we extinguished and replaced our higher interest rate $63 million of pre-existing term debt with a relatively cheaper and larger new $150 million credit facility with a potential $150 million accordion feature. Because of the strong execution on our transformational value proposition of accounts payable and payments automation we deliver to our middle market buyer customers and their suppliers through our proprietary two-sided network that we are in such a strong financial position. While the macro backdrop still remains choppy, the recent inflection in transaction retention trends is encouraging. That coupled with the recently launched integration partnerships as well as launching and scaling of new products such as Payment 2.0 Platform, Payment Accelerator 2.0, Spend Management, etc., should advance our growth, profit and value creation objectives,” said Michael Praeger, Chief Executive Officer & Co-Founder of AvidXchange.

Third Quarter 2024 Financial Highlights:

•
Total revenue was $112.8 million, an increase of 14.3% year-over-year, compared with $98.7 million in the third quarter of 2023. Third quarter 2023 total revenue included a favorable out of period adjustment, the net contribution of which was $1.5 million. Of the $1.5 million in net favorable contribution, $1.1 million favorably benefited software revenue and $0.5 million favorably benefited services revenue, while approximately $0.1 million was unfavorable to payment revenue.
•
Revenue included interest income of $12.7 million compared with $10.6 million in the third quarter of 2023.
•
GAAP net income was $4.0 million, compared with a GAAP net loss of $(8.1) million in the third quarter of 2023. Third quarter 2023 GAAP net income included a favorable out of period adjustment, the net of tax contribution of which was $1.5 million.
•
Non-GAAP net income was $15.7 million, compared with $5.8 million in the third quarter of 2023. Third quarter 2023 Non-GAAP net income included a favorable out of period adjustment, the net of tax contribution of which was $1.1 million.

•
GAAP gross profit was $76.4 million, or 67.7% of total revenue, compared with $62.3 million, or 63.2% of revenue in the third quarter of 2023. Third quarter 2023 GAAP gross profit included a favorable out of period adjustment, the net contribution of which was $1.5 million.
•
Non-GAAP gross profit was $84.0 million, or 74.5% of total revenue, compared with $69.1 million, or 70.0% of revenue in the third quarter of 2023. Third quarter 2023 Non-GAAP gross profit included a favorable out of period adjustment, the net contribution of which was $1.5 million.
•
Adjusted EBITDA was $23.3 million compared with $11.4 million in the third quarter of 2023. Third quarter 2023 adjusted EBITDA included a favorable out of period adjustment, the net contribution of which was $1.5 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Measures and Other Performance Metrics."

Third Quarter 2024 Key Business Metrics and Highlights:

•
Total transactions processed in the third quarter of 2024 were 20.2 million, an increase of 5.2% from 19.2 million in the third quarter of 2023.
•
Total payment volume in the third quarter of 2024 was $21.5 billion, an increase of 9.4% from $19.6 billion in the third quarter of 2023.
•
Transaction yield in the third quarter of 2024 was $5.59, an increase of 8.5% from $5.15 in the third quarter of 2023. Third quarter 2023 transaction yield included a favorable out of period adjustment, the net contribution of which was $1.5 million, or $0.08.

Full Year 2024 Financial Outlook

As of November 6, 2024, AvidXchange anticipates its Full Year 2024 revenue, adjusted EBITDA and Non-GAAP diluted earnings per share (EPS) to be in the following ranges (in millions, except per share data):

	Current FY 2024 Guidance	Previous FY 2024 Guidance
Revenue (1&2)	$437.0 - $439.0	$436.0 - $439.0
Adjusted EBITDA(1,2&3)	$78.0 - $79.0	$73.0 - $75.0
Non-GAAP Diluted EPS(3)	$0.24 - $0.25

(1)
The current FY 2024 guidance anticipates interest revenue contribution of approximately $50.0 million compared to $49.0 million previously
(2)
The current FY 2024 guidance anticipates political revenue contribution of approximately $6.5 million compared to $9.0 million previously
(3)
Reconciliation of adjusted EBITDA to GAAP net loss and Non-GAAP diluted EPS to basic and diluted EPS on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from the non-GAAP measures.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Earnings Teleconference Information

AvidXchange will discuss its third quarter 2024 financial results during a teleconference today, November 6, 2024, at 10:00 AM ET. The call will be broadcast simultaneously via webcast at https://ir.avidxchange.com/. Following the completion of the call, a recorded replay of the webcast will be available on AvidXchange’s website. In addition to the conference call, supplemental information is available on the Investor Relations section of AvidXchange’s website at https://ir.avidxchange.com/.

About AvidXchange™

AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 8,000 businesses and it has made payments to more than 1,200,000 supplier customers of its buyers over the past five years. To learn more about how AvidXchange is transforming the way companies pay their bills, visit www.AvidXchange.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements generally relate to future events or our future financial or operating performance and often contain words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “outlook,” “project,” “estimate,” “expect,” “future,” “likely,” “may,” “should,” “continue,” “will” and similar words and phrases indicating future results. The information presented in this press release related to our expectations of future performance, including guidance for our revenue and Adjusted EBITDA for the full year 2024, the continued strength of our financial position and execution on behalf of buyers and suppliers, the macroeconomic backdrop within verticals in which we have domain expertise, future trends reflecting transaction retention, our ability to accelerate revenue growth, the advancement of our growth, profit and value creation objectives through integration partnerships and the launch and scaling of new products, and other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements.

Factors which could cause actual results or effects to differ materially from those reflected in forward-looking statements include, but are not limited to, the risk factors and other cautionary statements described, from time to time, in AvidXchange’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, AvidXchange’s Annual Report on Form 10-K and other documents filed with the SEC, which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. Any forward-looking statements made by us in this press release are based only on information currently available to us and speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-GAAP Measures and Other Performance Metrics

To supplement the financial measures presented in our press release and related conference call in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: Non-GAAP Gross Profit, Adjusted EBITDA, Non-GAAP Net Income (Loss) and Non-GAAP Earnings Per Share.

A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented Non-GAAP Gross Profit, Adjusted EBITDA, Non-GAAP Net Income (Loss) and Non-GAAP Earnings Per Share in this press release. We define Non-GAAP Gross Profit as revenue less cost of revenue excluding the portion of depreciation and amortization and stock-based compensation expense allocated to cost of revenues. We define Adjusted EBITDA as our net loss before depreciation and amortization, impairment and write-off of intangible assets, interest income and expense, income tax expense (benefit), stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, and charitable contributions of common stock. We define Non-GAAP Net Income (Loss) as net loss before amortization of acquired intangible assets, impairment and write-off of intangible assets, stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, acquisition-related effects on income tax, and charitable contributions of common stock. Non-GAAP income tax expense is calculated using our blended statutory rate except in periods of non-GAAP net loss when it is based on our GAAP income tax expense. In each case, non-GAAP income tax expense excludes the effects of acquisitions in the period on tax expense. We define Non-GAAP Earnings per Share as Non-GAAP Net Income (Loss) per diluted share.

We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.

Availability of Information on AvidXchange’s Website

Investors and others should note that AvidXchange routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations section of AvidXchange’s website. While not all information that AvidXchange posts to the Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, AvidXchange encourages investors, the media and others interested in AvidXchange to review the information that it shares at the Investor Relations link located at https://ir.avidxchange.com. Users may automatically receive email alerts and other information about AvidXchange when enrolling an email address by visiting “Email Alerts” in the “Resources” section of AvidXchange’s Investor Relations website https://ir.avidxchange.com.

Investor Contact:

Subhaash Kumar

Skumar1@avidxchange.com

813.760.2309

AvidXchange Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$112,772	$98,680	$323,502	$276,656
Cost of revenues (exclusive of depreciation and amortization expense)	30,429	30,767	91,188	90,461
Operating expenses
Sales and marketing	21,102	18,735	60,799	58,946
Research and development	25,125	24,754	76,037	72,616
General and administrative	25,769	25,002	72,664	75,345
Impairment and write-off of intangible assets	-	-	162	-
Depreciation and amortization	9,092	9,051	27,607	26,515
Total operating expenses	81,088	77,542	237,269	233,422
Income (loss) from operations	1,255	(9,629)	(4,955)	(47,227)
Other income (expense)
Interest income	5,837	5,100	18,378	14,820
Interest expense	(2,614)	(3,428)	(9,274)	(10,106)
Other income	3,223	1,672	9,104	4,714
Income (loss) before income taxes	4,478	(7,957)	4,149	(42,513)
Income tax expense	431	134	675	339
Net income (loss)	$4,047	$(8,091)	$3,474	$(42,852)
Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.04)	$0.02	$(0.21)
Diluted	$0.02	$(0.04)	$0.02	$(0.21)
Weighted average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	207,235,954	202,526,844	206,389,565	201,338,550
Diluted	209,015,661	202,526,844	209,721,858	201,338,550

AvidXchange Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30,	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$315,324	$406,974
Restricted funds held for customers	1,154,280	1,578,656
Marketable securities	78,957	44,645
Accounts receivable, net of allowances of $4,738 and $4,231, respectively	56,102	46,689
Supplier advances receivable, net of allowances of $1,664 and $1,333 respectively	13,965	9,744
Prepaid expenses and other current assets	12,678	12,070
Total current assets	1,631,306	2,098,778
Property and equipment, net	98,433	100,985
Operating lease right-of-use assets	1,279	1,628
Deferred customer origination costs, net	27,678	27,663
Goodwill	165,921	165,921
Intangible assets, net	74,033	84,805
Other noncurrent assets and deposits	6,399	3,957
Total assets	$2,005,049	$2,483,737
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15,991	$16,777
Accrued expenses	47,473	56,367
Payment service obligations	1,154,280	1,578,656
Deferred revenue	13,076	12,851
Current maturities of lease obligations under finance leases	171	275
Current maturities of lease obligations under operating leases	1,659	1,525
Current maturities of long-term debt	4,800	6,425
Total current liabilities	1,237,450	1,672,876
Long-term liabilities
Deferred revenue, less current portion	12,395	14,742
Obligations under finance leases, less current maturities	62,863	62,464
Obligations under operating leases, less current maturities	2,291	3,275
Long-term debt	9,100	69,760
Other long-term liabilities	4,152	4,175
Total liabilities	1,328,251	1,827,292
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2024 and December 31, 2023	-	-
Common stock, $0.001 par value; 1,600,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 205,517,689 and 204,084,024 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	205	204
Additional paid-in capital	1,695,279	1,678,401
Accumulated deficit	(1,018,686)	(1,022,160)
Total stockholders' equity	676,798	656,445
Total liabilities and stockholders' equity	$2,005,049	$2,483,737

AvidXchange Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$3,474	$(42,852)
Adjustments to reconcile net income (loss) to net cash used by operating activities
Depreciation and amortization expense	27,607	26,515
Amortization of deferred financing costs	310	326
Debt extinguishment costs	1,081	-
Provision for credit losses	2,985	2,118
Stock-based compensation	35,128	31,181
Accrued interest	1,192	1,509
Impairment and write-off on intangible assets	162	-
Accretion of investments held to maturity	(3,322)	(4,091)
Deferred income taxes	267	158
Changes in operating assets and liabilities
Accounts receivable	(10,398)	(2,221)
Prepaid expenses and other current assets	(608)	(851)
Other noncurrent assets	(1,215)	1,369
Deferred customer origination costs	(14)	785
Accounts payable	(786)	4,679
Deferred revenue	(2,122)	(1,650)
Accrued expenses and other liabilities	(9,759)	(27,588)
Operating lease liabilities	(500)	(378)
Total adjustments	40,008	31,861
Net cash provided by (used in) operating activities	43,482	(10,991)
Cash flows from investing activities
Purchase of marketable securities held to maturity	(120,996)	(262,994)
Proceeds from maturity of marketable securities held to maturity	90,006	277,428
Purchases of equipment	(1,505)	(1,001)
Purchases of intangible assets	(12,939)	(11,898)
Supplier advances, net	(6,222)	(1,309)
Net cash (used in) provided by investing activities	(51,656)	226
Cash flows from financing activities
Repayments of long-term debt	(63,375)	(1,219)
Principal payments on finance leases	(223)	(435)
Proceeds from issuance of common stock	5,593	1,452
Proceeds from issuance of common stock under ESPP	1,220	1,178
Payment of debt issuance costs	(1,529)	(743)
Repurchases of common stock	(25,062)	-
Payment of acquisition-related liability	(100)	(100)
Payment service obligations	(424,376)	(57,607)
Net cash used in financing activities	(507,852)	(57,474)
Net decrease in cash, cash equivalents, and restricted funds held for customers	(516,026)	(68,239)
Cash, cash equivalents, and restricted funds held for customers
Cash, cash equivalents, and restricted funds held for customers, beginning of year	1,985,630	1,634,387
Cash, cash equivalents, and restricted funds held for customers, end of period	$1,469,604	$1,566,148
Supplementary information of noncash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$-	$939
Right-of-use assets obtained in exchange for new financing lease obligations	-	81
Right-of-use assets obtained in exchange for new operating lease obligations	-	362
Interest paid on notes payable	3,270	3,889
Interest paid on finance leases	4,448	4,386
Cash paid for income taxes	393	212

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation from Revenue to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
Total revenues	$112,772	$98,680	$323,502	$276,656
Expenses:
Cost of revenues (exclusive of depreciation and amortization expense)	(30,429)	(30,767)	(91,188)	(90,461)
Depreciation and amortization expense	(5,977)	(5,574)	(18,075)	(16,157)
GAAP Gross profit(1)	$76,366	$62,339	$214,239	$170,038
Adjustments:
Stock-based compensation expense	1,653	1,144	4,510	3,552
Depreciation and amortization expense	5,977	5,574	18,075	16,157
Non-GAAP gross profit	$83,996	$69,057	$236,824	$189,747
GAAP Gross margin	67.7%	63.2%	66.2%	61.5%
Non-GAAP gross margin	74.5%	70.0%	73.2%	68.6%

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation from Net Income (Loss) to Non-GAAP Net Income (Loss), including per share amounts	2024	2023	2024	2023
(in thousands, except share and per share data)
Net income (loss)	$4,047	$(8,091)	$3,474	$(42,852)
Exclude: Provision for income taxes	431	134	675	339
Loss before taxes	4,478	(7,957)	4,149	(42,513)
Amortization of acquired intangible assets	3,413	3,623	10,240	10,870
Impairment and write-off of intangible assets	-	-	162	-
Stock-based compensation expense	11,850	11,229	35,128	31,181
Transaction and acquisition-related costs(1)	1,081	-	1,081	(7)
Non-recurring items not indicative of ongoing operations (2)	21	773	(609)	4,408
Total net adjustments	16,365	15,625	46,002	46,452
Non-GAAP income (loss) before taxes	20,843	7,668	50,151	3,939
Non-GAAP tax expense (3)	5,190	1,909	12,488	981
Non-GAAP net income (loss)	$15,653	$5,759	$37,663	$2,958

Weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders, basic	207,235,954	202,526,844	206,389,565	201,338,550
Weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders, diluted	209,015,661	202,526,844	209,721,858	201,338,550

GAAP Net income (loss) per share attributable to common stockholders, basic	$0.02	$(0.04)	$0.02	$(0.21)
GAAP Net income (loss) per share attributable to common stockholders, diluted	$0.02	$(0.04)	$0.02	$(0.21)

Non-GAAP basic net income (loss) per share attributable to common stockholders, basic	$0.08	$0.03	$0.18	$0.01
Non-GAAP basic net income (loss) per share attributable to common stockholders, diluted	$0.07	$0.03	$0.18	$0.01

GAAP income (loss) per common share, basic and diluted	$0.02	$(0.04)	$0.02	$(0.21)
Amortization of acquired intangible assets	0.02	0.02	0.05	0.05
Impairment and write-off of intangible assets	-	-	-	-
Stock-based compensation expense	0.06	0.06	0.17	0.15
Transaction and acquisition-related costs	0.01	-	0.01	-
Non-recurring items not indicative of ongoing operations (1)	-	-	-	0.02
Provision for income taxes	(0.02)	(0.01)	(0.06)	-
Adjustment to fully diluted earnings per share	(0.02)	-	(0.01)	-
Non-GAAP diluted income (loss) per common share	$0.07	$0.03	$0.18	$0.01

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Net Income (Loss) to Adjusted EBITDA	2024	2023	2024	2023
(in thousands)
Net income (loss)	$4,047	$(8,091)	$3,474	$(42,852)
Depreciation and amortization	9,092	9,051	27,607	26,515
Impairment and write-off of intangible assets	-	-	162	-
Interest income	(5,837)	(5,100)	(18,378)	(14,820)
Interest expense	2,614	3,428	9,274	10,106
Provision for income taxes	431	134	675	339
Stock-based compensation expense	11,850	11,229	35,128	31,181
Transaction and acquisition-related costs(1)	1,081	-	1,081	(7)
Non-recurring items not indicative of ongoing operations (2)	21	773	(609)	4,408
Adjusted EBITDA	$23,299	$11,424	$58,414	$14,870

(1) For the three and nine months ended September 30, 2024, this amount is comprised of debt issuance costs written-off related to the repayment of the Company's term loan.

(2) For the nine months ended September 30, 2024, this amount includes $1,157 of severance costs and a net benefit of $1,808 of response costs incurred in connection with the cybersecurity incident. For the three and nine months ended September 30, 2023, this amount was primarily comprised of response costs, including professional services and legal fees, incurred in connection with the cybersecurity incident that was detected in April 2023, net of insurance recoveries.

(3) Non-GAAP tax expense is based on the Company's blended tax rate of 24.9% in periods the Company has Non-GAAP income before tax. In periods the Company is in a non-GAAP loss position, tax expense is based on GAAP tax expense.